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FOR IMMEDIATE RELEASE


            NEXTLINK COMMUNICATIONS ANNOUNCES CLOSING OF $850 MILLION
                           FORSTMANN LITTLE INVESTMENT


McLean, Va. (January 20, 2000) --NEXTLINK Communications, Inc. (NASDAQ:NXLK), a fast-growing provider of broadband communications services, announced the closing of the previously announced $850 million investment by Forstmann Little in NEXTLINK.

In the transaction, Forstmann Little made the $850 million equity investment in the form of preferred stock that is convertible into NEXTLINK common stock, giving Forstmann Little ownership of approximately 8 percent of NEXTLINK's current fully diluted common shares. Nicholas C. Forstmann and Sandra J. Horbach, both general partners at Forstmann Little, have joined the NEXTLINK Board of Directors.

Since its founding in 1978, Forstmann Little has made 26 acquisitions and significant equity investments, returning billions of dollars to its investors. The firm's best-known investments include Gulfstream Aerospace, General Instrument and Ziff-Davis Publishing. Current investments include: Yankee Candle Company (NYSE: YCC), the leading maker and marketer of premium candles; Community Health Systems, a leading rural hospital company; McLeodUSA (NASDAQ:
MCLD), one of the fastest-growing integrated communications providers; and Intelisys Electronic Commerce, a pioneer in Internet-based business-to-business procurement solutions. The firm currently has nearly $2 billion in committed capital for future investments.

NEXTLINK provides high quality, broadband communications services to businesses over fiber optic and broadband wireless facilities across the United States, currently serving 49 markets. NEXTLINK is the largest holder of broadband fixed wireless spectrum in North America, with licenses covering 95 percent of the population in the top 30 markets in the United States. NEXTLINK plans to use wireless capabilities to complement and extend the reach of its local fiber optic networks in the markets in which NEXTLINK has spectrum. Additionally, NEXTLINK is acquiring exclusive rights to use certain fibers and a conduit throughout a 16,000-mile high-speed, IP-centric fiber optic backbone network that will connect over 50 cities in the United States and Canada. The network is expected to be completed in 2001, with NEXTLINK turning on many segments of the network during 2000. Through this unrivaled collection of facilities, NEXTLINK will provide integrated, end-to-end telecommunications solutions to its customers.

On Jan. 10, 2000, NEXTLINK and Concentric Network Corporation announced a $2.9 billion transaction to combine the companies that is expected to close in the second quarter of this year. Concentric Network provides complete Internet business solutions for small- and medium-sized enterprises, including DSL access, Web hosting and e-commerce. Concentric Network also offers data center services, virtual private networks, dedicated access, and



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application infrastructure services for delivering applications over the
Internet or a virtual private network.

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The statements contained in this release which are not historical facts are
"forward-looking statements" (as such term is defined in the Private Securities Litigation Reform Act of 1995). These statements include those describing the enhanced product and service offerings, the expected timing of the proposed transaction between NEXTLINK and Concentric Network and the expected timing of the implementation of NEXTLINK's network. Management wishes to caution the reader that these forward-looking statements, regarding matters that are not historical facts, are only predictions and are subject to risks and uncertainties and actual results may differ materially from those indicated in the forward-looking statements as a result of a number of factors including those identified in NEXTLINK's Form 10-K for the year ended December 31, 1998, and other reports and registration statements filed with the Securities and Exchange Commission. These factors include, but are not limited to, the combined company's ability to successfully market its products and services to current and new customers in a competitive marketplace, to design and construct fiber optic networks, install cable and facilities, including switching electronics, to develop, install and provision LMDS equipment and interconnect that equipment with the Company's fiber networks and connect the networks, including LMDS equipment to customers and on satisfactory terms and conditions, and certain risks related to the Company's national network strategy. Additional factors include the ability of NEXTLINK and Concentric Network to successfully integrate their operations, products and services, and to timely obtain the regulatory and stockholder approvals that are conditions to closing the proposed transaction.


NEXTLINK Contact:          Todd Wolfenbarger / media and industry analysts
                           03-547-2011/ 206.399.6770 portable
                           twolfenbarger@nextlink.com

                           Nancy Bacchieri / financial analysts
                           425.519.8940

Forstmann Little Contact:  George Sard/Anna Cordasco
                           Sard Verbinnen & Co
                           212/687-8080